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                                                                     EXHIBIT 5.0





            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]




                                 August 2, 2000


Electropure, Inc.
23456 South Pointe
Laguna Hills, California  92653

                      Re:    Electropure, Inc.
                             Registration on Form SB-2, Registration 33-41289

Ladies and Gentlemen:

               We have acted as special counsel to Electropure, Inc., a California corporation (the "Company"), in connection with the sale by certain Selling Shareholders named Receiver of up to 7,461,485 shares (including 3,626,327 shares subject to options and warrants and 1,000,000 shares issuable upon conversion of Series B Preferred Stock) (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the "Act").

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form SB-2 (File No. 33-41289) as filed with the Securities and Exchange Commission (the "Commission") on December 1, 1997 under the Act, and Amendments 1,2 and 3 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Articles of Incorporation of the Company, as presently in effect; (iv) the By-Laws of the Company, as presently in effect; (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the options and warrants and the Series B Preferred Stock and related matters and (vi) the options and warrants underlying certain of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates




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Electropure, Inc.
August 2, 2000
Page 2



and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

               Members of our firm are admitted to the bar in the State of California and we do not express any opinion as to the laws of any other jurisdiction.

               Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective, the currently outstanding Shares will be duly authorized, are validly issued, and fully paid, and non-assessable; and the Shares underlying the options and warrants and the Series B Preferred Stock, upon exercise or conversion of such securities pursuant to their respective terms, the issuance and sale of such Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,



                                    [Skadden, Arps, Slate, Meagher & Flom]